Exhibit 99.1

Unify Corporation 2101 Arena Blvd. Sacramento, CA 95834 916-928-6400 www.unify.com

FOR IMMEDIATE RELEASE

Contact:                           Deb Thornton
Unify Corporation
(916) 928-6379
deb@unify.com

Unify Corporation Announces Fourth Quarter
and Fiscal Year 2004 Results

License Revenues Increase Four Percent Year over Year
Driven by Adoption of Unify NXJ Platform

SACRAMENTO, Calif., – June 8, 2004 – Unify Corporation (OTC BB: UNFY) today announced financial results for the fourth quarter and fiscal year ended April 30, 2004. Software licenses revenue for the fourth quarter and twelve-month period increased four percent respectively, compared to the same periods last fiscal year.

Fourth quarter total revenue was $3.2 million, flat compared the fourth quarter of fiscal 2003. Net loss for the quarter was ($457,000) or ($0.02) loss per share, compared to net income of $183,000 for the same period last year. Software licenses revenue was $1.7 million, up compared to $1.6 million for the fourth quarter of last year.

“As we laid the foundation for market penetration with Unify NXJ, we were pleased to report a four percent increase in license revenues for the quarter and for the year,” said Todd Wille, president and CEO of Unify.  “We are seeing traction with the Unify NXJ platform, having doubled NXJ sales as well as our sales pipeline for three consecutive quarters.

“We viewed fiscal 2004 as a transitional and foundation-building year.  From sales and lead generation programs, to launching visibility programs, to new product delivery and acquiring 50 NXJ customers, this year provided us with the proof points that the strategy we developed at the beginning of the year was the right one. We head into fiscal 2005 with excitement and focus on crisp execution of our strategy to penetrate the market with Unify NXJ,” added Wille.

Fiscal 2004 total revenue was $11.9 million, a two percent decrease, compared to $12.2 million for fiscal 2003.  Software licenses revenue was $6.1 million, up four percent, compared to $5.9 million for the prior year.  Services revenue was $5.8 million, down seven percent, from $6.3 million in the prior year.  The maintenance portion of services revenue was $5.5 million for both years, while consulting and training revenue was $0.3 million, compared to $0.7 million for the prior year.

GAAP net loss for fiscal 2004 was ($1.0 million) or ($0.05) loss per share, compared to fiscal 2003 net income of $119,000, or $0.01 earnings per basic and diluted share.  On a Non-GAAP basis, the net loss for fiscal 2004 was ($525,000), compared to Non-GAAP net income of $187,000 for fiscal 2003.  Non-GAAP net income excludes severance charges, write-down of the Company’s investments and other special charges (recoveries).

Reconciliationn of GAAP Net Loss to Non-GAAP Net Income (Loss):

	Quarter Ended April 30, 2004	Quarter Ended April 30, 2003	Twelve Months ended April 30, 2004	Twelve Months ended April 30, 2003

GAAP Net Income (Loss)	$(457,000)	$183,000	$(1,010,000)	$119,000

Adjustments :
Severance Charges			200,000
Write-down of Other Investments		150,000	175,000	200,000
Special Charges (Recoveries) (1)			110,000	(132,000)

Non-GAAP Net Income (Loss)	$(457,000)	$333,000	$(525,000)	$187,000

(1) Special charges (recoveries) related primarily to litigation expenses

Balance Sheet

As of April 30, 2004, Unify has $6.6 million in cash and cash equivalents, compared to $2.8 million at January 31, 2004 and $3.0 million at April 20, 2003.  Stockholders’ equity was $4.5 million, compared to $1.5 million at the end of fiscal 2003, and working capital was $3.8 million at April 30, 2004.

Highlights

During fiscal 2004, Unify:

•                  Signed 50 Unify NXJ customers including Administrative Systems Inc., Cash America, Documentum, Fox Racing, Hali Technology, Kliger Weiss Information Systems, Layher, Michael C. Fina Inc., SA Doux, Simarc Property Management, State of Vermont, TVF Division Internationale and the University of Mississippi

•                  Consistently increased the average selling price of NXJ — further confirmation of Unify NXJ’s enhanced value proposition

•                  Delivered the Unify NXJ 10 Application Platform, offering a comprehensive business process automation solution with business process management, reporting, forms processing, portal and portal integration, and enterprise application integration

•                  Received the Jolt Award from Software Development Magazine for Unify NXJ

•                  Earned significant repeat business from existing customers including Business Console Limited, Celebrity Software, GE Healthcare, National Australian Bank and Sescoi.

•                  Hired a new vice president of sales and marketing, realigned the company to invest additional resources in sales and marketing, and rebuilt the U.S. sales organization

•                  Announced direct sales representation in Australia with appointment of territory sales director

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•                  Signed Air Company Limited as a new master co-distributor in Japan

•                  Presented at three financial conferences and launched an investor relations web site

•                  Announced Rob Majteles, founder of Treehouse Capital, LLC as a new board member

•                  Announced a $4 million strategic private equity placement

Conference Call

Unify will hold its conference call on June 8, 2004, beginning at 2 p.m. Pacific Time.  Listeners should dial 877-692-2592 prior to the start of the conference call.  The conference call will also be Webcast.  Online listeners can visit www.unify.com/investors prior to the start of the call for login information.  A replay of the conference call will be available until June 15, 2004 by dialing 877-519-4471 and entering the passcode 4810878.

About Unify
Unify Corporation is a global enterprise software company.  Leveraging 24 years of software innovation to more than 2,000 customers and 300 ISV partners worldwide, Unify delivers solutions for building applications that unify and automate business processes and deliver actionable information.  Focused on mid-size to large companies who want to boost productivity and gain a competitive edge, Unify’s customers include Cast & Crew Entertainment, Inc., Credit Lyonnais, Citigroup Inc., Documentum, GE Heathcare, GlaxoSmithKline, Heineken, PCN, Pioneer Electronics and TravelCenters of America.  Founded in 1980, Unify is headquartered in Sacramento, Calif. with offices in the U.K., France and Australia, in addition to a worldwide network of distributors.  Visit Unify at www.unify.com.

This press release contains “forward-looking statements” as that term is defined in Section 21E of the Securities Exchange Act of 1934 as amended. Forward looking statements are denoted by words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, and other variations of such words and similar expressions are intended to identify such forward-looking statements.  These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by our forward looking statements. Such risks and uncertainties include, but are not limited to general economic conditions in the computer and software industries, domestically and worldwide, the Company’s ability to keep up with technological innovations in relation to its competitors, product defects or delays, developments in the Company’s relationships with its customers, distributors and suppliers, changes in pricing policies of the Company or its competitors and the Company’s ability to attract and retain employees in key positions. In addition, Unify’s forward looking statements should be considered in the context of other risks and uncertainties discussed in our SEC filings available for viewing on its web site at “Investor Relations,” “SEC filings” or from the SEC at www.sec.gov.

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Note to Editors: Trademarks

Unify is a registered trademark of Unify Corporation. Unify NXJ is a trademark of Unify Corporation.  Other brands or product names shown are trademarks of their respective owners.

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UNIFY CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 30, 2004	April 30, 2003
Assets
Current assets:
Cash and cash equivalents	$6,606	$3,030
Accounts receivable, net	2,848	2,504
Prepaid expense & other current assets	543	290
Total current assets	9,997	5,824

Property and equipment, net	338	345
Other investments	214	392
Other assets	194	114
Total assets	$10,743	$6,675

Liabilities and Stockholders’ Equity
Current liabilities:
Account payable	$523	$556
Current portion of long term debt	146	200
Other accrued liabilities	1,340	822
Accrued compensation and related expenses	812	652
Deferred revenue	3,360	2,936
Total current liabilities	6,181	5,166

Other long term liabilities	70	—

Commitments and contingencies

Stockholders’ equity:
Common stock	27	21
Additional paid in capital	63,205	59,339
Note receivable from stockholder	0	(60)
Accumulated other comprehensive loss	18	(43)
Accumulated deficit	(58,758)	(57,748)
Total stockholders’ equity	4,492	1,509
Total liabilities and stockholders’ equity	$10,743	$6,675

UNIFY CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2004	2003	2004	2003
Revenues:
Software Licenses	$1,684	$1,622	$6,111	$5,895
Services	1,492	1,548	5,814	6,278
Total revenues	3,176	3,170	11,925	12,173

Cost of Revenues:
Software licenses	182	57	595	263
Services	349	270	1,299	1,133
Total cost of revenues	531	327	1,894	1,396

Gross profit	2,645	2,843	10,031	10,777
Gross margin%	83.3%	89.7%	84.1%	88.5%

Operating Expenses:
Product development	699	948	2,996	4,108
Selling, general and administrative	2,386	1,619	7,730	6,523
Write-down of other investments	0	150	175	200
Special charges (recovery)	0	0	110	(132)
Total operating expenses	3,085	2,717	11,011	10,699

Income (loss) from operations	(440)	126	(980)	78
Other income (expense), net	(20)	(1)	(27)	3
Income (loss) before income taxes	(460)	125	(1,007)	81
Provision (recovery) for income taxes	(3)	(58)	3	(38)
Net income (loss)	$(457)	$183	$(1,010)	$119

Net income (loss) per share:
Basic	$(0.02)	$0.01	$(0.05)	$0.01
Dilutive	$(0.02)	$0.01	$(0.05)	$0.01
Shares used in computing net income (loss) per share:
Basic	21,821	21,164	21,558	20,939
Dilutive	21,821	21,657	21,558	21,693